Exhibit 31.1: Sarbanes-Oxley Certification
Date
I, Robert McGinnis, President of Greenwich Capital Acceptance, Inc., certify that:
I have reviewed this annual report on Form 10-K, and all reports on Form 8-K containing distribution or servicing reports filed in respect of periods included in the year covered by this annual report, of
HarborView Mortgage Loan Trust 2005-1
Mortgage Loan Pass-Through Certificates
Series 2005-1
;
Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;
Based on my knowledge, the distribution or servicing information required to be provided to the Trustee by the Servicer under the pooling and servicing or similar, agreement, for inclusion in these reports is included in these reports;
Based on my knowledge and upon the annual compliance statement included in the report and required to be delivered to the trustee in accordance with the terms of the pooling and servicing or similar, agreement, and except as disclosed in the reports, the servicer has fulfilled its obligations under the servicing agreement; and
The reports disclose all significant deficiencies relating to the servicer's compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the
Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the pooling and servicing, or similar, agreement, that is included in these reports.
In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:
Title
U.S. Bank National Association, as Trustee
Signature
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5.
March 30, 2006
President
Countrywide Home Loans Servicing LP, as Servicer
/s/ Robert McGinnis